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                                  AMENDMENT NO. 1
                                         TO
                              STOCK PURCHASE AGREEMENT


              THIS AMENDMENT is made as of the 25th day of June, 1999, by and between Hoover's, Inc., a Delaware corporation (the "Company") and Media General, Inc., a Virginia corporation ("Investor").

                                   R E C I T A L S:

              WHEREAS, the Company and Investor are parties to that certain Stock Purchase Agreement dated September 4, 1997 (the "Stock Purchase Agreement");

              WHEREAS, in order to induce and facilitate the Company's completion of its proposed initial public offering of its common stock, $0.01 par value per share (the "Common Stock"), the Company and Investor agreed to execute this Amendment to the Stock Purchase Agreement;

                                 A G R E E M E N T:

              NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

              1. Section 6.1 of the Stock Purchase Agreement is hereby deleted and amended in its entirety to read as follows:

              "6.1   FINANCIAL STATEMENTS.  For so long as the Investor is a
stockholder of the Company and until such time as the Company shall have a class of securities registered under the Securities Exchange Act of 1934, the Company shall deliver to Investor:

                     (a) as soon as practicable, but in any event within 90 days after the end of each fiscal year of the Company, the consolidated balance sheet and statements of income and cash flow for such fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied; and audited by a nationally recognized firm of independent certified public accountants;

                     (b) within 45 days of the end of each quarter, (i) the consolidated balance sheets of the Company and its subsidiaries and statements of income and cash flow for such quarter certified by the Company's Chief Financial Officer as presenting fairly the consolidated financial position and results of operations of the Company and its consolidated subsidiaries in accordance with generally accepted accounting principles, consistently applied (with the exception of supporting footnotes) and (ii) comparisons of such statements to budget for and as of the end of such quarter in reasonable detail; and

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                     (c)    such other information relating to the financial
condition, business prospects or corporate affairs of the Company as Investor may from time to time reasonably request to comply with applicable Securities and Exchange Commission and other governmental filing requirements and such other information as Investor may reasonably request, including, but not limited to, any reports or information furnished to the Company's lenders or reports or other filings made to or filed with governmental authorities and internally generated periodic financial reports; provided, however, that the Company shall not be obligated under this Section 6.1(c) to provide information which it deems in good faith to be a trade secret or similar confidential information."

              2. Section 6.2(a) of the Stock Purchase Agreement is hereby deleted and amended in its entirety to read as follows:

              "(a)   This Section has been intentionally omitted."

              3. Section 6.3 of the Stock Purchase Agreement is hereby deleted and amended in its entirety to read as follows:

              "6.3   BOARD REPRESENTATION.  Prior to a firm commitment,
underwritten public offering of the Company's Common Stock (a "Qualified Offering"), the Investor shall be entitled to designate a board member, reasonably satisfactory to the Company, to the Company's Board of Directors, to serve until the next annual meeting of the Company's stockholders, and the Company agrees not to maintain a Board of Directors that exceeds ten directors. Subsequent to a Qualified Offering, the Company shall have no further obligation pursuant to this Section 6.3."

              4. Section 6.4 of the Stock Purchase Agreement is hereby deleted and amended in its entirety to read as follows:

              "6.4   STANDSTILL AGREEMENT.  For a period of three years
subsequent to June 11, 1999, unless otherwise approved by a majority of the disinterested members of the Company's Board of Directors, Investor and its Affiliates shall not, directly or indirectly, acquire beneficial ownership of or voting control over any shares of Common Stock if the effect of such acquisition would be to increase the aggregate number of shares of Common Stock then beneficially owned, directly or indirectly, or over which there is voting control by Investor and its Affiliates to greater than forty-nine percent (49%) of shares of Common Stock outstanding. Notwithstanding the foregoing, in the event the Company redeems or repurchases outstanding shares of Common Stock, Investor shall not be prevented by the effect of such repurchase or redemption from exercising warrants to purchase Common Stock of the Company held by Investor as of the date hereof. For purposes of this Amendment No. 1, "Affiliate" of Investor shall mean any person directly or indirectly controlling, controlled by, or under common control with Investor, including officers and directors. For purposes of this Section 6.4, "voting control" shall mean the power to vote or to direct the voting, whether directly or indirectly, through an Affiliate, contractual right, verbal understanding, or otherwise. For purposes of this Section 6.4, "beneficial ownership" shall have the same meaning as in Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934."

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              IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Stock Purchase Agreement as of the date first written above.

       HOOVER'S, INC

       By:   /s/ Patrick J. Spain
           -------------------------------------
                 Patrick J. Spain

          Chairman and Chief Executive Officer


          1033 La Posada Drive, #250
          Austin, Texas78752


       MEDIA GENERAL, INC.

       By:   /s/ George Mahoney
          -------------------------------------
          Name:

          Title:

          333 Grace Street
          Richmond, Virginia 23219